VINTAGE MUTUAL FUNDS, INC.
                                     BYLAWS

                                    ARTICLE I

                                  Shareholders

     Section 1. Place of Meeting. All meetings of the Shareholders shall be held at Des Moines, Iowa, or at such other place within the United States as may from time to time be designated by the Directors and stated in the notice of such meeting.

     Section 2. Annual Meetings. The annual meeting of the Shareholders of the Corporation shall be held during the 30-day period commencing June 1 of each year on such day and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting of Shareholders shall not be required to be held in any year in which none of the following is required to be acted on by Shareholders pursuant to the Investment Company Act of 1940: election of Directors; approval of the Investment Advisory Agreement; ratification of the selection of independent public accountants and approval of a Distribution Agreement.

     Section 3. Special Meeting. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board, the President, a majority of the Directors or a majority of the Executive Committee, and shall be called by the Secretary upon receipt of the request in writing signed by Shareholders holding not less than twenty-five percent (25%) of the Shares issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such Shareholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in these Bylaws to all Shareholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.

     Section 4. Notice of Meetings. Not less than ten (10) days' or more than ninety (90) days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder as aforesaid.

     No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

     Section 5. Record Dates. The Directors may fix, in advance, a date not more than ninety (90) or less than ten (10) days preceding the date of any meeting of Shareholders as a record date for the determination of the Shareholders entitled to notice of and to vote at such meeting; and only Shareholders of record on such date shall be entitled to notice of and to vote at such meeting.

     Section 6. Voting and Inspectors. At all meetings, Shareholders of record entitled to vote thereat shall have one vote for each Share outstanding in their names on the books of the Corporation (and such Shareholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date of the determination of Shareholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly authorized attorney. No proxy shall be valid eleven months after its date. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or officers of the Corporation.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the results of the vote taken. No candidate for the office of Director shall be appointed such inspector.

     Section 7. Conduct of Meetings. The meetings of the Shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if neither of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then the meeting shall elect its Secretary.

     Section 8. Concerning Validity of Proxies, Ballots, etc. At every meeting of the Shareholders, all proxies shall be required and taken in charge of and all ballots shall be required and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

     Section 9. Action Without Meetings. Except as otherwise provided by law, the provisions of these Bylaws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Corporation. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 10. Class of Shareholders. These Bylaws shall be construed to apply to the holders of each Class of the Corporation's common stock separately to the extent appropriate within the terms of the Articles of Incorporation of the Corporation.

                                   ARTICLE II

                                    Directors

     Section 1. Number and Tenure of Office. The property of the Corporation shall be controlled by and the business and affairs of the Corporation shall be conducted and managed by not less than five (5) or more than nine (9) Directors, as may be fixed from time to time by vote of a majority of the Directors then in office and the initial total of Directors as fixed by the Articles of Incorporation shall consist of five (5) Directors.

     Section 2. Vacancies. In the case of any vacancy or vacancies in the office of Director through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, or the sole remaining
Director, may elect a successor or successors, as the case may be, to hold office.

     Section 3. Increase or Decrease in Number of Directors. The Directors, by the vote of a majority of all the Directors then in office, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors. The Directors, by the vote of a majority of all the Directors then in office, may likewise decrease the number of Directors to a number not less than three.

     Section 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5. Regular Meetings. Regular meetings of the Directors shall be held at such time and on such notice as the Directors may from time to time determine.

     Section 6. Special Meetings. Special meetings of the Directors may be held from time to time upon call of the Chairman, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice of any special meeting need be given to any Director who attends in person or to any Director who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 7. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

     Section 8. Committees. The Directors, by the majority vote of all the Directors then in office, may appoint from the Directors committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Directors may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Directors shall otherwise provide. The Directors shall have power at any time to change the numbers and powers of any such committee, to fill vacancies and to discharge any such committee.

     Section 9. Telephone Meetings. Directors or a committee of the Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the Directors then in office or all members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Directors or committee.

     Section 11. Compensation. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Directors.

     Section 12. Term Limit. Notwithstanding any other provision of these Bylaws relating to the qualification of Directors and/or terms of office, no Director shall serve more than twelve consecutive terms. In the event that a Director is in his or her twelfth consecutive term, the Board of Directors shall establish a nominating committee, if such nominating committee is not already constituted, for the purpose of considering and recommending nominees for filling the pending vacancy at the next meeting of shareholders.

                                   ARTICLE III

                                    Officers

     Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Directors. These shall include a Chairman (who shall be a Director), a President, one or more Vice Presidents (the number thereof to be determined by the Directors), a Secretary and a Treasurer. The Directors may also in their discretion appoint Assistant Secretaries, Assistant Treasurer and other officers, agents and employees, who shall have such authority and perform such duties as the Directors may determine. The Directors may fill any vacancy which may occur in any office. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of all the Directors then in office.

     Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Directors.

                                   ARTICLE IV

                                 Share Interests

     Section 1. Certificates for Shares. Shareholders are not entitled to receive certificates evidencing their Share ownership, unless the Directors shall by resolution otherwise determine.

     Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the register of the Corporation by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Directors or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matters as the Corporation or its agents may reasonably require.

     Section 3. Register of Shares. A register of the Corporation, containing the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

                                    ARTICLE V

                                      Seal

     The Directors may provide for a suitable seal, in such form and bearing such inscriptions as they may determine.

                                   ARTICLE VI

                                   Fiscal Year

     The fiscal year of the Corporation shall end on the last day of the month immediately preceding the date of effectiveness of the Corporation's Form N1-A Registration Statement.

                                   ARTICLE VII

                                 Indemnification

     A Director, officer or employee of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by and in accordance with the Articles of Incorporation.

                                  ARTICLE VIII

                                    Custodian

     Section 1. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having capital surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and to the extent required by the Investment Company Act of 1940, securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as sub custodians, for the purpose of holding any foreign securities and related Corporations of the Corporation such foreign banks as the Directors may approve and as shall be permitted by law.

     Section 2. The Corporation shall upon the registration or inability to serve of its custodian or upon change of the custodian:

(i) in case of such registration or inability to serve, use its best efforts to obtain a successor custodian;

(ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and


(iii)in the event that no successor custodian can be found, submit to the Shareholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether the Corporation shall be liquidated or shall function without a custodian.

                                   ARTICLE IX

                               Amendment of Bylaws

     The Bylaws of the Corporation may be altered, amended, added to or repealed by the Shareholders or by majority vote of all the Directors then in office; buy any such alteration, amendment, addition or repeal of the Bylaws by action of the Directors may be altered or repealed by the Shareholders.